EXHIBIT 99.1

Superconductor Technologies Inc. Reports Second Quarter 2009 Results

SANTA BARBARA, Calif., Aug. 6, 2009 (GLOBE NEWSWIRE) -- Superconductor Technologies Inc. (Nasdaq:SCON) ("STI"), a world leader in the development and production of high temperature superconducting (HTS) materials and associated technologies, reported results for the second quarter and six months ended June 27, 2009.

Total net revenues for the second quarter were $2.6 million compared to $1.7 million in the first quarter of 2009 and $2.9 million in the year ago second quarter. Net commercial product revenues for the second quarter of 2009 were $1.8 million, compared to $1.1 million in the first quarter of 2009 and $1.3 million in the second quarter of 2008. Government and other contract revenue totaled $854,000 during the 2009 second quarter, compared to $546,000 in the first quarter of 2009 and $1.6 million in the year ago period.

Jeff Quiram, STI's president and chief executive officer, said, "Commercial product revenue and backlog increased sequentially as the market continued to stabilize in the second quarter. We are pleased to see this trend is continuing into the third quarter as well. In addition, our government revenues are beginning to increase as we start delivering on the $4.1 million U.S. Air Force contract announced late in the first quarter."

"This quarter we achieved significant milestones in our wireless solutions business and our HTS tape and cryogenics development activities. First, we continue to work closely with a major wireless OEM partner on a long-term evolution (LTE) field trial with a tier-one U.S. wireless operator for its new 700 megahertz (MHz) network. As announced in April, STI's SuperLink(r) solution is being integrated into the OEM's advanced LTE network platform. This represents the first time that SuperLink will be used as an integrated subsystem rather than as an after market system enhancement. In June, we submitted two proposals jointly with GE Global Research to the Advanced Research Projects Agency - Energy (ARPA-E) branch of the U.S. Department of Energy (DOE) to apply our technology in next generation power systems and cryocoolers for advanced electronics. We are committed to working with our partners on these projects to adapt our HTS manufacturing technology to produce HTS tape for emerging energy generation and grid management applications."

Net loss for the second quarter was $4.1 million, compared to a net loss of $3.5 million in the first quarter of 2009 and $3.3 million in the second quarter of 2008. As the result of a new accounting pronouncement, for the first time our loss includes a $780,000 non-cash charge for the fair value treatment of our 2005 warrants. Net loss per share was $0.23, compared to a net loss of $0.20 per share in the first quarter of 2009 and a net loss per share of $0.21 in the year ago period.

For the six-month period ending June 27, 2009, total net revenues were $4.3 million, compared to $6.4 million for the first half of 2008. Net commercial product revenues for the first half of 2009 were $2.9 million, compared to $3.3 million in the year ago period. The company recorded $1.4 million in government and other contract revenues for the first half of 2009, compared to $3.1 million for the first half 2008. The net loss for the first half of 2009 was $7.7 million, including the $780,000 non-cash charge, compared to $5.7 million for the prior year's first half. The loss per share was $0.43 for the first half of 2009 compared to $0.38 for the first half of 2008.

As of June 27, 2009, STI had $13.2 million in cash and cash equivalents. During the quarter, STI received net proceeds of $10.5 million from a registered direct offering. As of June 27, 2009, STI had a commercial product backlog of $873,000 compared to $434,000 at the end of the first quarter of 2009 and $12,000 at the end of the year-ago quarter.

Investor Conference Call

STI will host a conference call at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time, today, August 6th, to discuss its second quarter 2009 financial results. Participating on the call will be Jeff Quiram, president and chief executive officer, Bill Buchanan, corporate controller, and Terry White, vice president of worldwide sales.

To listen to the call live, please dial 1-800-762-8908 at least 10 minutes before the start of the conference. International participants may dial 1-480-629-9774. The conference ID is #4117863. The call is also being webcast and can be accessed from the "Investor Relations" section of the company's website at http://www.suptech.com. A telephone replay will be available until midnight PT on August 10th by dialing 1-800-406-7325 or 1-303-590-3030, and entering pass code #4117863. A replay will also be available at the web address above.

About Superconductor Technologies Inc. (STI)

STI, headquartered in Santa Barbara, California, has been a world leader in high temperature superconducting materials since 1987, developing more than 100 patents as well as proprietary trade secrets and manufacturing know how. STI has been providing innovative interference elimination solutions to the commercial wireless industry for more than a decade and is now pursuing emerging opportunities in the electrical grid and in equipment platforms that utilize electrical circuits. For more information about STI, please visit www.suptech.com.

The Superconductor Technologies Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3963

Safe Harbor Statement

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties, including without limitation, the risk that this offering will not close. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include: fluctuations in product demand from quarter to quarter which can be significant; the need for additional capital depending on unpredictable cash flow; STI's ability to diversify its concentrated customer base; the impact of competitive filter products technologies and pricing; unanticipated decreases in the capital spending of wireless network operators; and manufacturing capacity constraints and difficulties.

Forward-looking statements can be affected by many other factors, including, those described in the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of STI's Annual Report on Form 10-K for 2008 and in STI's other public filings. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

                      SUPERCONDUCTOR TECHNOLOGIES INC.
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                               (Unaudited)

                  Three Months Ended             Six Months Ended
              --------------------------    --------------------------
                June 27,       June 28,       June 27,        June 28,
                 2009           2008            2009           2008
              -----------    -----------    -----------    -----------

 Net revenues:
   Net
    commercial
    product
    revenues   $1,777,000     $1,348,000     $2,908,000     $3,341,000
   Government
    and other
    contract
    revenues      854,000      1,601,000      1,400,000      3,080,000
              -----------    -----------    -----------    -----------

     Total
      net
      revenues  2,631,000      2,949,000      4,308,000      6,421,000

 Costs and
  expenses:
   Cost of
    commercial
    product
    revenues    2,441,000      2,155,000      4,239,000      4,173,000
   Contract
    research
    and
    development   665,000      1,247,000      1,233,000      2,489,000
   Other
    research
    and
    development   999,000        743,000      2,082,000      1,151,000
   Selling,
    general
    and
    administra-
    tive        1,812,000      2,215,000      3,536,000      4,416,000
              -----------    -----------    -----------    -----------

     Total
      costs
      and
      expenses  5,917,000      6,360,000     11,090,000     12,229,000
              -----------    -----------    -----------    -----------

 Loss from
  operations   (3,286,000)    (3,411,000)    (6,782,000)    (5,808,000)

 Other Income
  and Expense
   Noncontrolling
    interest
    in joint
    venture       (37,000)            --       (87,000)             --
   Adjustment
    to fair
    value of
    deriva-
    tives        (780,000)            --       (780,000)            --
   Interest
    income          4,000         70,000         17,000        169,000
   Interest
    expense        (9,000)        (8,000)       (18,000)       (17,000)
              -----------    -----------    -----------    -----------

     Net
      loss    $(4,108,000)   $(3,349,000)   $(7,650,000)   $(5,656,000)
              ===========    ===========    ===========    ===========

 Basic and
  diluted loss
  per common
  share            $(0.23)        $(0.21)        $(0.43)        $(0.38)
              ===========    ===========    ===========    ===========

 Weighted
  average
  number of
  common
  shares
  outstanding  18,170,470     16,316,072     17,904,975     14,976,078
              ===========    ===========    ===========    ===========

                     SUPERCONDUCTOR TECHNOLOGIES INC.
                   CONDENSED CONSOLIDATED BALANCE SHEETS

                                          June 27,       December 31,
                                            2009             2008
                                       -------------     -------------
                                        (Unaudited)       (See Note)
      ASSETS
      ------
 Current Assets:
   Cash and cash equivalents            $13,225,000         $7,569,000
   Accounts receivable, net                 959,000            355,000
   Inventory, net                         4,265,000          5,278,000
   Prepaid expenses and other
    current assets                          697,000            416,000
                                      -------------      -------------
     Total Current Assets                19,146,000         13,618,000
                                      -------------      -------------

   Property and equipment, net of
    accumulated depreciation of
    $20,560,000 and $19,943,000,
    respectively                          2,254,000          2,739,000
   Patents, licenses and purchased
    technology, net of accumulated
    amortization of $2,223,000 and
    $2,055,000, respectively              2,149,000          2,252,000
    Investment in joint venture             422,000            521,000
   Other assets                             221,000            228,000
                                      -------------      -------------
     Total Assets                       $24,192,000        $19,358,000
                                      =============      =============

      LIABILITIES AND STOCKHOLDERS'
       EQUITY
      -----------------------------
 Current Liabilities:
   Accounts payable                        $962,000           $707,000
   Accrued expenses                       1,001,000            578,000
   Fair value of warrant derivative         780,000                 --
   Current portion of capitalized
    lease obligations and long
    term debt                                62,000             80,000
                                      -------------      -------------
     Total Current Liabilities            2,805,000          1,365,000

   Other long term liabilities              485,000            441,000
                                      -------------      -------------
     Total Liabilities                    3,290,000          1,806,000
                                      -------------      -------------

 Stockholders' Equity:
   Preferred stock, $.001 par
    value, 2,000,000 shares
    authorized, 611,523 shares
    issued and outstanding                    1,000              1,000
   Common stock, $.001 par value,
    250,000,000 shares authorized,
    22,512,033 and 17,869,030
    shares issued and outstanding,
    respectively                             23,000             18,000
   Capital in excess of par value       241,214,000        230,219,000
   Accumulated deficit                 (220,336,000)      (212,686,000)
                                      -------------      -------------
     Total Stockholders' Equity          20,902,000         17,552,000
                                      -------------      -------------
     Total Liabilities and Equity       $24,192,000        $19,358,000
                                      =============      =============

 Note-December 31, 2008 balances were derived from audited financial statements.

                    SUPERCONDUCTOR TECHNOLOGIES INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Unaudited)

                                              Six Months Ended
                                        ------------------------------
                                          June 27,          June 28,
                                            2009              2008
                                        -----------        -----------

 CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                               $(7,650,000)       $(5,656,000)
 Adjustments to reconcile net loss
  to net cash used in operating
  activities:
  Depreciation and amortization             784,000            871,000
  Stock-based compensation expense          544,000            302,000
  Provision for excess and obsolete
   inventories                              102,000                 --
  Noncontrolling interest in joint
   venture                                   87,000                 --
                                                                    --
  Fair value of derivative                  780,000                 --
   Changes in assets and
    liabilities:
     Accounts receivable                   (604,000)           943,000
     Inventory                              911,000         (2,800,000)
     Prepaid expenses and other
      current assets                       (281,000)            27,000
     Patents, licenses and
      purchased technology                  (65,000)          (175,000)
     Other assets                             7,000             (8,000)
     Accounts payable, accrued
      expenses and other long-
      term liabilities                      704,000           (429,000)
                                        -----------        -----------
     Net cash used in operating
      activities                         (4,681,000)        (6,925,000)

 CASH FLOWS FROM INVESTING
  ACTIVITIES:
 Investment in joint venture                 12,000           (401,000)
 Purchases of property and
  equipment                                (131,000)           (95,000)
                                        -----------        -----------
     Net cash used in investing
      activities                           (119,000)          (496,000)

 CASH FLOWS FROM FINANCING
  ACTIVITIES:
 Proceeds from shares to be issued               --         (4,000,000)
 Net proceeds from the sale of
  common stock                           10,456,000         20,469,000
                                        -----------        -----------
     Net cash provided by financing
      activities                         10,456,000         16,469,000
                                        -----------        -----------

 Net increase in cash and cash
  equivalents                             5,656,000          9,048,000
 Cash and cash equivalents at
  beginning of period                     7,569,000          3,939,000
                                        -----------        -----------
 Cash and cash equivalents at end
  of period                             $13,225,000        $12,987,000
                                        ===========        ===========

CONTACT:  Lippert / Heilshorn & Associates
          For Superconductor Technologies Inc.
          Investor Relations
          Kirsten Chapman
          Cathy Mattison
          +1-415-433-3777
          invest@suptech.com